Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-64176, 333-102829 and 333-105127)) and Form S-8 (No.’s 333-3070, 333-17209, 333-20939, 333-26557, 333-28403, 333-67233 and 333-86817) of Viewpoint Corporation of our report dated March 31, 2003 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York

June 27, 2003